UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2017

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 688-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with its regular review of the Avangrid, Inc. corporate governance system, the board of directors of Avangrid, Inc. (“Avangrid”), upon the recommendation of its compensation, nominating and corporate governance committee, approved an amended and restated Code of Business Conduct and Ethics as part of a larger refreshment of Avangrid’s corporate governance system, effective October 19, 2017. Avangrid’s corporate governance system, which consists of Avangrid’s certificate of incorporation and by-laws, governance rules, corporate policies, compliance rules, and internal rules and procedures, forms the framework of Avangrid’s governance and is inspired by and based on a commitment to ethical principles, transparency, and leadership in the application of best practices in good governance.

The amended and restated Code of Business Conduct and Ethics maintains the essential principles and standards contained in the prior code but has been reformatted to enhance its readability and ease of use. The revisions do not result in any waiver to any officer, director or employee of Avangrid, explicit or implicit, from any provision of the Code of Business Conduct and Ethics as in effect prior to the board of director’s action to amend and restate the Code of Business Conduct and Ethics. The amended and restated Code of Business Conduct and Ethics is applicable to all officers, directors and employees of Avangrid and its subsidiaries and affiliates, including but not limited to Avangrid’s principal executive officer, principal financial officer, principal accounting officer and controller.

The refreshed Avangrid corporate governance system, including the amended and restated Code of Business Conduct and Ethics, is available in the Corporate Governance section of Avangrid’s website at www.avangrid.com. The foregoing summary of the amended and restated Code of Business Conduct and Ethics is subject to and qualified in its entirety by reference to the full text of the amended and restated Code of Business Conduct and Ethics.

Item 8.01	Other Events.

Avangrid was recognized for the second consecutive year as the North American utility with the best corporate governance practices, according the prestigious Ethical Boardroom publication, which recently announced its Corporate Governance Awards 2017 for The Americas. The awards recognize companies with outstanding corporate governance practices that play an essential role in protecting and enhancing long-term value for all stakeholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President—General Counsel and Secretary; Chief Compliance Officer

Dated: October 19, 2017

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